Exhibit 10.4

FIRST AMENDMENT

TO

CONSULTANT AND PROFESSIONAL SERVICES AGREEMENT

THIS FIRST AMENDMENT TO CONSULTANT AND PROFESSIONAL SERVICES AGREEMENT (the “Amended Agreement”) is entered into the 7th day of March, 2013 (the “Execution Date”) and effective as of March 1st, 2013 (the “Effective Date”) by and between TWIN CITIES POWER HOLDINGS, LLC, a Minnesota Limited Liability Company, with its principal place of business at 16233 Kenyon Avenue, Suite 210, Lakeville, Minnesota 55044 (the “COMPANY”) and WILEY H. SHARP, III, an individual with his principal residence at 4879 Devonshire Circle, Shorewood, Minnesota 55331 (the “CONSULTANT”). The COMPANY and CONSULTANT are jointly referred to as PARTIES (“PARTIES”).

A.	WHEREAS, the COMPANY and CONSULTANT entered into a Consultant and Professional Services Agreement effective as of the 8th day of March, 2012.

B.	WHEREAS, the COMPANY and the CONSULTANT wish to enter into this Amended Agreement to amend the Consultant and Professional Services Agreement to provide for a change in compensation and term for the CONSULTANT to retain the CONSULTANT with the COMPANY.

NOW THEREFORE, the COMPANY and CONSULTANT in consideration whereof, and other good and valuable consideration, have entered into this First Amendment to Consultant and Professional Services Agreement.

1.	Amendment No. One (1)

TERM/TERMINATION. The Term of this Agreement shall be from March 1, 2013 through May 31, 2013 (the “Term”). The Agreement may be terminated by COMPANY or CONSULTANT upon thirty (30) days written notice.

Upon completion of Servicers or upon any termination of this Agreement, the CONSULTANT agree to turn over to the COMPANY all data, materials and work product held by the CONSULTANT respecting his work while at COMPANY and any copies of such data and materials in the CONSULTANT’s possession, supplied to him on connection with this Agreement.

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2.	Amendment No. Two (2)

COMPENSATION FOR SERVICES.

A.	Compensation. COMPANY agrees to pay the CONSULTANT for the services performed the sum of fifteen thousand and no/100 dollars ($15,000.00) per month payable in arrears, in accordance with the standard payroll practices of COMPANY. The CONSULTANT shall submit a monthly invoice to the Chief Executive Office at the COMPANY for the services rendered and authorized expenses incurred.

B.	Bonus. The CONSULTANT shall be entitled to a discretionary bonus as long as COMPANY has sufficient profits to support management bonuses as determined by the Board of Governors.

3.	Amendment No. Three (3)

OTHER TERMS AND CONDITIONS.

All other terms and conditions of the Consultant and Professional Services Agreement shall remain in full force and effect except as amended by this First Amendment to Consultant and Professional Services Agreement.

IN WITNESS WHEREOF, the PARTIES hereto, individually or through its duly authorized officer, have executed this First Amendment to Consultant and Professional Services Agreement as of the day and year set forth in the first paragraph of this Amended Agreement.

TWIN CITIES POWER HOLDINGS:	CONSULTANT

/s/ Timothy S. Krieger	/s/ Wiley H. Sharp, III
By: Timothy S. Krieger	By: Wiley H. Sharp, III
Its: Chief Executive Officer